UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2013 (December 16, 2013)

JOHN B. SANFILIPPO & SON, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-19681	36-2419677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1703 North Randall Road, Elgin, Illinois 60123-7820

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 289-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

John B. Sanfilippo & Son, Inc. (the “Company”) submits the following information:

Item 8.01. Other Events.

On December 16, 2013, the Company entered into a Consent and Fifth Amendment to Credit Agreement (the “Fifth Amendment”) with Wells Fargo Capital Finance, LLC (f/k/a Wells Fargo Foothill, LLC), as a lender and the administrative agent (“Wells Fargo”), and Southwest Georgia Farm Credit, ACA, as a lender (and together with Wells Fargo, the “Lenders”), that amended that certain Credit Agreement, dated February 7, 2008, by and among the Company and the Lenders (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”). The Fifth Amendment is not a material amendment.

The Fifth Amendment permits the Company to form a subsidiary to be organized under the laws of the People’s Republic of China (the “Chinese Subsidiary”) that will be wholly-owned by JBSS Ventures, LLC, a wholly-owned subsidiary of the Company, and to invest in the Chinese Subsidiary in an aggregate amount not to exceed $1,000,000.

The Fifth Amendment amended the definition of “Eligible Accounts” in the Credit Agreement to increase the concentration limit for certain account debtors and the definition of “Borrowing Base” in the Credit Agreement to increase the aggregate amount of accounts from foreign account debtors from $2,000,000 to $5,000,000. The Fifth Amendment also made conforming changes to the Credit Agreement to appropriately refer to domestic, foreign and/or all subsidiaries of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The exhibit filed herewith is listed in the Exhibit Index which follows the signature page of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN B. SANFILIPPO & SON, INC. (Registrant)

Date: December 17, 2013	By:	/s/ Michael J. Valentine
	Name:	Michael J. Valentine
	Title:	Chief Financial Officer, Group President and Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Consent and Fifth Amendment to Credit Agreement, dated December 16, 2013, by and among John B. Sanfilippo & Son, Inc., Wells Fargo Capital Finance, LLC (f/k/a Wells Fargo Foothill, LLC), as a lender and the administrative agent and Southwest Georgia Farm Credit, ACA, as a lender.